UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300
TD Bank Tower, Box 48
Toronto, Ontario M5K 1E6
Canada
(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2025, in order to reward, retain and further incentivize certain members of the leadership team of Aptose Biosciences Inc (the “Company”) and to continue to maintain a strong emphasis on long-term shareholder value creation, the Company entered into retention award agreements (the “Retention Award Agreement”) for each of (i) William Rice, Chief Executive Officer of the Company, and (ii) Fletcher Payne, Senior Vice President, Chief Financial Officer of the Company and (iii) Rafael Bejar, Senior Vice President, Chief Medical Officer of the Company, respectively (each, a “Retention Grant”). Each Retention Grant, consists of a cash payment to be paid within five (5) days upon the closing of a “Change of Control” as defined in each Retention Award Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Retention Agreement. The Retention Grant for Dr. Rice was $331,496.00, the Retention Grant for Mr. Payne was $167,058.67 and the Retention Grant for Dr. Bejar was $199,946.67.

The Retention Agreements provide that if the executive officer is not “Actively Employed” as defined in the Retention Agreement at the time of the closing of a “Change of Control” then the Retention Grant will not be paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: August 27, 2025	By:	/s/ William G. Rice
William G. Rice, Ph.D.
President and Chief Executive Officer